This Amendment to the Export-Import Bank Factoring Agreement (the " Domestic Amendment") is entered into as of June 16, 2003 (the "Amendment Date"), by and among PACIFIC BUSINESS FUNDING, a division of Cupertino National Bank ("Purchaser"), and Southwall Technologies, Inc. ("Seller").

RECITALS

Seller and Purchaser are parties to that certain Export-Import Bank Factoring Agreement dated as of May 16, 2003 collectively (the " Domestic Agreement"). Each of the parties hereto desires to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows

  Section 12 .Definitions, "Exim Eligible Foreign Accounts", (gg): Shall now read, "accounts payable in United States Dollars or Euro Dollars with prior approval of Exim Bank."
  Section 12 .Definitions, "Exim Eligible Foreign Accounts",(hh): Change the work cannot to "can".
  Section 12 .Definitions, "Exim Eligible Foreign Accounts" (kk): Add the word "not" after the word "judgment" and before the word "to".
  Section 12 .Definitions, "Exim Eligible Foreign Accounts" (ll): Add the word "not" after the word "are" and before the word "excluded".
  Schedule 1, Section 1.3, Advance and Reserve: Replace "N/A" with "20%".
  Schedule 1, Section 2.5, Other Fees: Eliminate everything except; "All such other fees are due upon rendering of services or the incurrence of fees, as applicable."
  Schedule 1, Section 8 Definitions; Eligible Accounts, Section 12, (oo). After the words "comprising more than", add "twenty percent (20%). Eliminate the words "percentage to be determined by Purchaser." As a result, that phrase shall now read: "comprising more than twenty percent (20%) of such Account Debtor."
  Schedule 1, Section 8 Definitions; Eligible Accounts, Section 12, (pp). After the word, "exceed" the following will be added, " twenty-five percent (25%)". Eliminate the words, " to be determined by Purchaser". As a result, that phrase shall now read: "does not exceed twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts."

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

"PURCHASER" PACIFIC BUSINESS FUNDING, a division of Cupertino National Bank By /s/ Melvin L. Robbins Title Senior Vice President	"SELLER" SOUTHWALL TECHNOLOGIES, INC. By /s/ John Lipscomb Title V.P. Corporate Controller